UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer
Identification No.)

200 Route 31 North, Suite 104

Flemington, NJ 08822

(Address of principal executive offices and Zip Code)

(862) 703-7170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, the Board of Directors (the “Board”) of Arno Therapeutics, Inc. (the “Company”) appointed Randy Thurman as a director of the Company.  Mr. Thurman, age 63, is an Operating Executive at AEA Investments LP, a private equity firm. Before joining AEA in October 2012, Mr. Thurman had been a Senior Advisor at New Mountain Capital, LLC, a private and public equity investment firm, since May 2008. From July 2008 to October 2011, Mr. Thurman served as a director of CardioNet, Inc. (NASDAQ:BEAT), a global leader in ambulatory cardiac monitoring and diagnosis, where he also served as Executive Chairman from July 2008 to January 2009, as President and Chief Executive Officer from February 2009 to June 2010, and as Chairman from June 2009 until his resignation from the board of directors in October 2011. From July 2007 through June 2008, Mr. Thurman served as a consultant to Cardinal Health, Inc., a global healthcare provider, following Cardinal Health’s July 2007 acquisition of VIASYS Healthcare Inc., a healthcare technology company at which Mr. Thurman had served as Chief Executive Officer since April 2001. Mr. Thurman currently serves as Executive Chairman of Cogent HMG, a national leader in the fields of hospital medicine and critical care medicine, and as a director of Allscripts Healthcare Solutions, Inc. (NASDAQ:MDRX), a healthcare information technology company. Mr. Thurman received a B.S. in Economics from Virginia Polytechnic Institute and an M.A. in Economics from Webster University. There are no family relationships between Mr. Thurman and any other member of the Board or any executive officer of the Company.

As consideration for his service on the Board, Mr. Thurman will receive an annual cash stipend of $50,000, payable quarterly in arrears. In addition, Mr. Thurman was granted a 10-year option (the “Option”) to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The right to purchase one-third of the shares subject to the Option vested immediately and the remaining shares subject to the Option will vest and become exercisable in two equal annual installments on the first and second anniversaries of Mr. Thurman’s appointment. The Option was granted pursuant to the Company’s 2005 Stock Option Plan, as amended (the “Plan”), and is evidenced by a stock option agreement in the Company’s standard form for use under the Plan. Mr. Thurman will also receive additional option grants on an annual basis, consistent with the Board’s compensation plan for non-employee directors. A copy of the letter agreement setting forth the terms of Mr. Thurman’s compensation as a director is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Letter Agreement between Arno Therapeutics, Inc. and Randy Thurman, dated January 30, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013

Arno Therapeutics, Inc.

By:	/s/ Glenn R. Mattes
Glenn R. Mattes
President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between Arno Therapeutics, Inc. and Randy Thurman, dated January 30, 2013.

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